                                                                    EXHIBIT 10.2


                        GLASS MARBLES SUPPLY AGREEMENT

                                    BETWEEN

                                 OWENS CORNING

                                      AND

                         ADVANCED GLASSFIBER YARNS LLC


                        Dated as of September 30, 1998

                        GLASS MARBLES SUPPLY AGREEMENT
                        ------------------------------


This Glass Marbles Supply Agreement (the "Agreement") is executed on this 30th
                                          ---------
day of September, 1998, by and between OWENS CORNING, a Delaware corporation ("Seller"), and ADVANCED GLASSFIBER YARNS LLC, a Delaware limited liability
  ------
company ("Buyer"), and shall be governed by the following clauses.
          -----


1.   SALE AND PURCHASE OF PRODUCTS.
     -----------------------------

QUANTITIES OF THE PRODUCTS.  Subject to the terms and conditions herein set
--------------------------
forth, Seller agrees to manufacture and sell from Seller's Anderson, South Carolina facility, and Buyer agrees to purchase and accept, Buyer's requirements for glass marbles (the "Products"). The Products and the specifications for the
                        --------
Products (the "Product Specifications") are more fully described in Exhibit A
               ----------------------
attached hereto and made a part hereof. Buyer agrees that it is purchasing the Products solely for its own use and that it will not resell the Products to any third party. Seller agrees that Seller will not, without the express written consent of Buyer, sell or convey Products to third parties for use in the manufacture of Business Products (as defined in the Patent and Know How License Agreement dated the date hereof by and among Owens-Corning Fiberglas Technology, Inc., Buyer and Seller). Buyer agrees that Buyer will not, without the express written consent of Seller, purchase or accept the Products from any third party except as provided in Section 8.1.

2.   TERM; CONTRACT YEAR.
     -------------------

     2.1.  TERM.  This Agreement shall be effective as of the date of execution
           ----
           and, unless earlier terminated as provided herein, shall continue in full force and effect for the period of seven years and three months through and including December 31, 2005 (the "Initial Term"). The
                                                         ------------
           foregoing notwithstanding, should Seller discontinue its marble production it may terminate this Agreement provided Seller has given Buyer twenty-four (24) months' prior written notice. This Agreement is renewable at the option of either party for consecutive terms of five years unless terminated by Buyer upon twenty-four (24) months prior written notice. The Initial Term, together with all renewal periods thereof, is referred to hereinafter as the "Term".
                                                               ----

     2.2.  CONTRACT YEAR.  For purposes of this Agreement, each of the following
           -------------
           periods is a "Contract Year".
                         -------------

           2.2.1  FIRST CONTRACT YEAR.  The first Contract Year shall be the
                  -------------------
                  period from the date hereof until December 31, 1998; and

           2.2.2  SUBSEQUENT CONTRACT YEARS.  Subsequent Contract Years shall be
                  -------------------------
                  each successive twelve month period beginning January 1 and ending December 31 during the Term of the Agreement.

3.   ESTIMATES; RELEASES; PACKAGING.
     ------------------------------

     3.1.  CONTRACT YEAR ESTIMATES.  Within 30 days of the execution of this
           -----------------------
           Agreement and, on or before September 30 of each Contract Year thereafter during the Term of this Agreement, Buyer shall provide Seller with Buyer's good-faith estimates of Buyer's requirements for standard marble Products, by type, and by calendar quarter, for the next succeeding Contract Year (the "Contract Year Estimates"). Except
                                               -----------------------
           to the extent set forth in Section 3.6, such Contract Year Estimates shall be non-binding. In addition, Seller is not required to manufacture, sell and deliver to Buyer more than ten percent (10%) of the Contract Year Estimates in any given month. The maximum Contract Year Estimates shall in no event be greater than 25 million pounds.

     3.2.  REFINED ESTIMATES.  Commencing January 1, 1999, in addition to
           -----------------
           Contract Year Estimates required pursuant to paragraph 3.1, Buyer shall also provide to Seller twelve (12) month non-binding refined estimates on a quarterly rolling forecast basis (the "Refined
                                                                 -------
           Estimates") of Buyer's estimated requirements for standard marble
           ---------
           Products, by type, and by month. The Refined Estimates shall be delivered to Seller in the first week of each calendar quarter. The maximum Refined Estimates shall in no event be greater than 25 million pounds.

     3.3.  LOT GLASS MARBLES.  Buyer shall provide Seller with its non-binding
           -----------------
           estimated forecast of its requirements for lot marble Products 12 months in advance of the Buyer's anticipated date of shipment of such lot marble Products to Buyer's designated location. Seller shall supply any single order of Buyer of up to and including one million (1,000,000) pounds of lot glass Products provided Buyer gives Seller a prior notice of such order of no less than three months. In addition, Seller shall supply any single order of Buyer of up to and including two million (2,000,000) pounds of lot glass Products provided Buyer gives Seller a prior notice of such order of no less than six months. The minimum for each order for lot glass Products shall be no less than 500,000 pounds. Buyer shall take the delivery of and pay for all the lot marble Products of any single order as soon as they are shipped.

     3.4.  SELLER'S ASSURANCES.  If for any reason Seller believes it will be
           -------------------
           unable to deliver all or any portion of Buyer's Contract Year Estimates or Refined Estimates, Seller shall immediately notify Buyer within ten (10) days of the date of receipt of Buyer's respective estimates. Such notification shall not relieve Seller of any of its obligations under this Agreement.

     3.5.  ORDERS FOR THE PRODUCTS/SHIPMENT.  Subject to paragraph 3.6, orders
           --------------------------------
           for the Products shall be made, at Buyer's discretion, by Buyer issuing signed purchase orders to Seller. The orders shall be submitted by authorized personnel of Buyer no later than 30 days prior to the desired date of delivery and shall set forth the following: a statement identifying the order with this Agreement; the number by which the order shall be identified; the quantity of the Products to be delivered; the date of delivery; and invoicing instructions. Subject to the volume limitations set forth in paragraph 3.6, there shall be no limitation on the number of orders issued hereunder. Buyer shall cooperate with Seller in terms of providing its Contract Year Estimates, Refined Estimates and purchase orders in a format compatible with the requirements of the information systems of Seller. Seller shall comply with the terms of Buyer's purchase order which are consistent with the requirements of this Section 3.5 and with the Product Specifications.

     3.6.  MINIMUM AND MAXIMUM VOLUMES.  For the Contract Year beginning January
           ---------------------------
           1, 1999 and for each Contract Year thereafter, Buyer agrees to purchase and Seller agrees to sell no less than 80% of the Contract Year Estimate ("Minimum Volume") of the Products. Seller shall, at all times, have a minimum of 30 days' supply of standard marble Products based on the average day's supply of standard marble Products for the previous three months as consignment inventory for Buyer for purchase by Buyer in Seller's Anderson facility (approximately 10 days) and Buyer's Huntingdon facility (approximately 20 days), provided Buyer makes sufficient warehouse space available for such inventory in its Huntingdon facility at no cost to Seller or pays for the cost of storing such inventory in case of insufficient warehouse space in its Huntingdon facility.

           Seller shall not be obligated to deliver to Buyer Products in any Contract Year in excess of 120% of the Contract Year Estimate for such year (the "Maximum Volume"); provided that Seller will use its reasonable efforts to fill orders in excess of the Maximum Volume and will promptly notify Buyer of any inability to do so.

     3.7.  PACKAGING.  All packaging materials used by Seller to package
           ---------
           Products ("Packaging Materials") will be returned to Seller's
                      -------------------
           manufacturing facility at Anderson, South Carolina. Seller will arrange and pay for the freight. It is Buyer's responsibility to have the loads prepared for shipment and loaded in a timely fashion. Coordination will be made between Buyer and Seller regarding the pickup time for returned Packaging Material. Buyer shall reimburse Seller for the replacement cost of any Packaging Materials not returned to Seller, or damaged by Buyer beyond "normal wear and tear".

     3.8.  SALE OF EQUIPMENT.  If within 60 days of the date of execution
           -----------------
           hereof, Buyer provides written notice to Seller of its election to purchase upon the termination of this Agreement or when any of the Marble Machinery (as hereinafter defined) is no longer used in the production of the Products, Seller shall have the obligation to sell and Buyer shall have the obligation to buy all of the equipment and machinery set forth on Schedule A of this Agreement ("Marble Machinery") at the accounting book value of the
                       ----------------
           Marble Machinery at such time. Such accounting book value shall reflect depreciation based on the United States generally accepted accounting principles ("GAAP") except with regard to capital equipment investment pre-approved by the Buyer. If Buyer does not provide such notice and thereafter at the termination of this Agreement elects to purchase the Marble Machinery, Seller shall have the obligation to sell all the equipment and machinery to Buyer at its fair market value. Notwithstanding the forgoing, if this Agreement is terminated by Seller, Buyer shall have the right to purchase the Marble Machinery at the lower of the then accounting book value or the then market price. Neither Buyer nor Seller shall have any obligations under this Section 3.8 with regard to capital investment made by Seller without prior approval from Buyer. Buyer shall, at Buyer's cost, dismantle and remove such Marble Machinery within 6 months after the earlier of such termination or Seller's notice to Buyer of such termination. Buyer shall pay Seller within 30 days after the last shipment of the Products under the Agreement.

     3.9.  RESTRICTED SUPPLY.  The parties contemplate that both Seller and
           -----------------
           Buyer will use the Products in their manufacturing processes. In the event that the supply of Products is insufficient to meet both Seller and Buyer demand, Seller hereby agrees that Seller will, subject to the Maximum Volume limitations and except as otherwise provided in
           Section 11, apply all Products to the satisfaction of Buyer Purchase Orders before using Products in Seller's processes and before selling Products to any third party.


4.   PRICE FOR THE PRODUCTS.
     ----------------------

The price for the Products, delivered to Buyer's manufacturing facilities at Huntingdon, Pennsylvania or South Hill, Virginia or to such other domestic destination designated by Buyer, shall be as set forth on Exhibit B attached hereto and made a part hereof. Prices shall be in United States Dollars. In all events, the Products shall be shipped, at Seller's expense for freight to Buyer's designated location provided that Buyer shall be responsible for the marginal increase in shipping costs if delivery is made to destinations other than Huntingdon, Pennsylvania and South Hill, Virginia. Buyer shall be responsible for any required customs clearance and all incremental costs and duties if Seller ships the Products across borders at Buyer's request.


5.   TITLE AND RISK OF LOSS.
     ----------------------

The Products sold pursuant to this Agreement shall be delivered to Buyer as provided in paragraphs 3 and 4, and title and risk of loss shall pass to Buyer at the time the Products leave Seller's control at its facility.


6.   TERMS OF PAYMENT.
     ----------------

Except as provided in Section 3.3, Seller shall invoice Buyer on a monthly basis for the Products delivered hereunder. Payment of each invoice shall be made by Buyer within 30 days from the date of Seller's invoice. Seller shall charge interest equal to the "base rate" of Citibank N.A. as announced from time to time plus 2.0% per annum beginning on the 31st day after the invoice date if not then paid in full. Remittance of interest under this section shall be made in full without any reduction for any withholding or other taxes. If withholding taxes or other taxes are applicable as prescribed under laws of the payor country, Buyer shall remit the withholding taxes or other taxes to the proper governmental agencies in such country on a timely basis and supply Seller with a withholding tax receipt or other evidence of payment as soon as legally possible.


7.   TAXES, EXCISES AND OTHER CHARGES.
     --------------------------------

Except for such taxes which Seller is required by law to collect from Buyer, each party shall be responsible for payment of such taxes as such party is required to pay under applicable law, including local, state, federal or foreign law, and which are based upon or measured by the production, sale, profitability, transportation, delivery or use of the Products sold and delivered hereunder. Seller shall show VAT taxes, if applicable, separately on its invoice.


8.   CHANGES, MODIFICATIONS OR SUBSTITUTIONS.
     ---------------------------------------

     8.1.  CHANGES OR MODIFICATIONS BY BUYER.  If, during the Term of this
           ---------------------------------
           Agreement, Buyer shall modify the design of its products or make any other changes in such products, or become subject to any other circumstances such that new or different input materials may be required for its manufacture of Products, Buyer shall notify Seller thereof and of the specifications for the new or different Products Buyer requires, and shall provide such other information with respect thereto as may reasonably be requested by Seller in order to enable Seller to carry out the following provisions of this paragraph 8.1. Seller shall have a period of 120 days from the date of receipt of Buyer's notice to notify Buyer whether Seller is able to manufacture, deliver and sell to Buyer the additional or different materials and for what price. Seller's price for new or different products shall be as set forth on Exhibit B. Subject to Section 3.6, if Seller is not able to sell the new or different materials, Buyer shall have the right to obtain such materials from another vendor.

           If Seller notifies Buyer it is able to sell the new or different Products, Seller shall have a reasonable period to qualify the new or different materials in Buyer's manufacturing process. Seller's pricing shall be established when the new or different products are qualified. When qualified, the new or different materials shall become Products hereunder and the specifications for the new or different materials shall be added to the Product Specifications.

     8.2.  MODIFICATIONS OR SUBSTITUTIONS BY SELLER.  Buyer understands and
           ----------------------------------------
           acknowledges that Seller, from time to time, to improve the efficiency in the manufacture or use of the Products, may make changes to, modify or make improvements to the Products, or substitute newly designed products for the Products, but Seller is under no obligation of any nature whatsoever to do so. If during the Term of this Agreement Seller shall propose to make changes, modifications or improvements to the Products or shall substitute newly designed products for any of the Products, Seller shall advise Buyer that the change, improvement, modification or substitution is contemplated. As soon as practicable thereafter, Seller shall provide Buyer, free of charge, samples of the proposed changed, modified, improved or substitute product in sufficient quantity to enable Buyer to test and qualify such product in Buyer's manufacturing process. In the event that Seller and Buyer mutually agree that a changed, modified, improved or substituted product has been sufficiently tested and reviewed and accepted by both Seller and Buyer, and Buyer desires to purchase such product, the product shall become a Product and the specifications shall become Product Specifications hereunder.

9.   SELLER'S WARRANTY.
     -----------------

     9.1.  SELLER'S WARRANTY.  Seller warrants that the Products when delivered
           -----------------
           to Buyer shall conform to the Product Specifications and shall be free and clear of all liens and encumbrances. Any services rendered in connection with the sale of Products shall be performed in a workmanlike manner. Seller further warrants that it shall have complied with all applicable laws, regulations, ordinances and codes and Seller shall have obtained those permits, licenses, approvals and certificates reasonably necessary for the manufacture, packaging, storage and handling the Products at Seller's manufacturing facilities.

     9.2.  DISCLAIMER.  EXCEPT AS PROVIDED IN PARAGRAPH 9.1 HEREIN, SELLER MAKES
           ----------
           NO OTHER REPRESENTATION OR WARRANTY OF ANY KIND WITH RESPECT TO THE PRODUCTS OR SERVICES DELIVERED HEREUNDER, WHETHER EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR USE OR PURPOSE, EVEN IF DISCLOSED TO SELLER, AND SELLER HEREBY DISCLAIMS ANY SUCH OTHER REPRESENTATION OR WARRANTY.

10.  LIMITATION OF LIABILITY.
     -----------------------

     10.1.  WARRANTY.  Buyer's sole and exclusive remedy and the limit of
            --------
            Seller's liability for breach of the warranty set forth in paragraph 9.1, whether based upon breach of warranty, negligence, strict liability, tort, breach of contract or any other theory, shall be, at Seller's option, (a) replacement of the non-conforming Products, without charge, F.O.B. Buyer's manufacturing facility; or (b) refund of the purchase price paid in respect of such non-conforming Products, plus commercially reasonably charges in connection with the return or disposition of the non-conforming Products. If Seller elects to replace the non-conforming Products, it shall do so at no cost to Buyer within seven days unless the parties agree otherwise. To effect this sole and exclusive remedy, Buyer must make its claim for breach of warranty within 12 months of the date of shipment of the Products, and any such claim not then made shall be irrevocably waived.

     10.2.  ALL CLAIMS.  Seller's sole liability with respect to the Products or
            ----------
            services or this Agreement, for any and all loss or damage to Buyer, or any other loss, damage, expense or claim, resulting from any cause whatsoever (whether based on damaged or non-conforming Products, irrespective of whether such damages or defects are discoverable or latent, or Seller's limited warranty shall fail of its essential purpose, or any other reason), and whether based upon breach of warranty, negligence, strict liability, tort, breach of contract or any other theory, shall be limited to and shall in no event in the aggregate exceed the purchase price of the particular Products with respect to which losses, damages, expenses or costs are claimed. Seller shall have no liability to any person other than Buyer by virtue of the sale of the Products and the other matters contemplated by this Agreement.

     10.3.  ENTIRE OBLIGATION; NO CONSEQUENTIAL DAMAGES.
            -------------------------------------------

            (A) THE FOREGOING IS THE ENTIRE OBLIGATION OF SELLER PURSUANT TO THIS AGREEMENT. SELLER SHALL NOT BE LIABLE PURSUANT TO THIS AGREEMENT FOR ANY CONSEQUENTIAL, SPECIAL, INCIDENTAL, INDIRECT OR PENAL DAMAGES TO ANY PERSON, WHETHER BASED UPON BREACH OF WARRANTY, NEGLIGENCE, STRICT LIABILITY, TORT, BREACH OF CONTRACT OR ANY OTHER THEORY, OR FOR FAILURE TO PERFORM ITS OBLIGATIONS UNDER THIS AGREEMENT. ADDITIONAL, CONSEQUENTIAL, SPECIAL, INCIDENTAL, INDIRECT OR PENAL DAMAGES SHALL NOT BE RECOVERABLE EVEN IF THE REPLACEMENT OR REFUND REMEDY FOR SELLER'S BREACH OF ITS LIMITED WARRANTY FAILS OF ITS ESSENTIAL PURPOSE OR FOR ANY OTHER REASON.

            (B) No statement or recommendation made or assistance given by Seller, or its representatives, either oral or in any literature or other documentation, to Buyer, its customers or any other persons in connection with the purchase, use or installation by Buyer, its customers or any other persons, of any Products sold hereunder, shall constitute a waiver by Seller of any provision hereof or affect Seller's liability as herein defined; and no such statement, recommendation or assistance that is not expressly required by the provisions of this Agreement shall subject Seller to any liability of any nature whatsoever.


11.  FORCE MAJEURE.
     -------------

Neither party shall be liable to the other for delay or failure to perform in whole or in part, by reason of contingencies or events which: (i) are beyond the reasonable control of the party whose performance is affected, (ii) are unforeseeable, and (iii) could not have been reasonably prevented, whether herein specifically enumerated or not (a "Force Majeure Event"). These contingencies include, among others, act of God, act of war, revolution, riot, acts of public enemies, fire, explosion, breakdown of plant, strike, lockout, labor dispute, casualty or accident, earthquake, flood, cyclone, tornado, hurricane or other windstorm, or by reason of any law, order, proclamation, regulation, ordinance, demand, requisition or requirement or any other act of any governmental authority, foreign or domestic, local, state or federal (provided that the Force Majeure Event does not arise due to or is connected in any way with a violation by party hereto of any law, order, proclamation, regulation, ordinance, demand, requisition or requirement of any governmental authority) except that contingencies shall not include a downturn in Buyer's business or general economic downturn. A party so affected by a Force Majeure Event shall: (i) promptly give written notice to the other party whenever such contingency or other act becomes reasonably foreseeable (including an estimate of the expected duration of the Force Majeure Event and its probable impact on the performance of such party's obligations hereunder); (ii) exercise all reasonable efforts to continue to perform its obligations hereunder; (iii) use its commercially reasonable best efforts to overcome or mitigate the effects of the contingency as promptly as possible and (iv) promptly give written notice to the other party of the cessation of such contingency. Neither party, however, shall be required to resolve a strike, lockout or other labor problem in a manner which it alone does not deem proper and advisable. In no event shall any Force Majeure Event excuse party's failure to pay when due any monetary obligation hereunder. In the case of any Force Majeure Event relied on by Seller, Seller agrees that it shall treat Buyer no less favorably than the most favorably treated Affiliate or customer of Seller in dealing with or adjusting to the consequences of such Force Majeure Event and in relation to the allocation of any Products, the production or availability of which may have been interrupted or diminished.

Deliveries of the Product omitted due to any Force Majeure Event affecting Seller or Buyer shall, without liability, reduce by an equivalent quantity the quantity of Products to be sold and delivered during the period in which the Force Majeure Event occurred. To determine the quantity of Products that would have been sold, the parties shall assume that Buyer's most recent Refined Estimates would have been purchased on a ratable basis.

12.  DEFAULT.
     -------

Except as otherwise specifically provided in this Agreement, if either party fails to perform any of the terms of this Agreement, (a) the other party may defer its performance under this Agreement until the default is cured by the defaulting party, or (b) at its option, the party may treat such default as a breach of the entire Agreement and, if such default is not cured within 30 days after the giving of notice thereof to the defaulting party (or, in the case of default in payment of monies, within 10 business days), may immediately terminate this Agreement upon notice to the defaulting party. This Agreement shall terminate automatically, without necessity of notice, in the event Buyer or Seller makes an assignment for the benefit of creditors generally, is adjudicated a bankrupt or in the event of the filing of any voluntary or involuntary petition in bankruptcy against Buyer or Seller or the appointment of a receiver for Buyer or Seller or any substantial part of their respective properties.


13.  APPLICABLE LAW.
     --------------

Except as provided in paragraph 6, this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to a contract executed and performed in such State without giving effect to the conflicts of law principles thereof.


14.  ENTIRE AGREEMENT.
     ----------------

This Agreement sets forth the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior understandings, negotiations, and dealings between the parties hereto with respect to this subject matter. No agreement or understanding, oral or written, in any way purporting to modify the terms hereof shall be binding on either party hereto unless contained in a written document expressly referring to this Agreement and duly executed by both parties. There are no representations or warranties made by one party to the other except as expressly set forth in this Agreement. In case of a conflict between any of the terms of any purchase order of Buyer or any acknowledgment by Seller of the purchase order and any of the terms set forth in this Agreement, the terms of this Agreement shall control.
No additional terms or conditions of sale other than those contained in this Agreement shall be effective unless approved in writing by an authorized representative of Seller and Buyer.


15.  SUCCESSORS AND ASSIGNS.
     ----------------------

This Agreement shall be binding upon and shall inure to the benefit of both parties and their respective successors and assigns. Except as otherwise expressly provided herein, this Agreement shall not be assigned by either party hereto without the express prior written consent of the other party, and any attempted assignment, without such consents, shall be null and void. Notwithstanding any nonassignment provisions contained in this Section 15, Buyer, or any permitted assignee or transferee of Buyer, may assign or otherwise transfer all of its rights and/or obligations hereunder (i) to any entity or entities, or any assignee of such entity or entities, providing financing for the transactions contemplated by this Agreement or to any entity or entities providing to Buyer, Buyer's Affiliates, or to any such permitted assignee of Buyer, financing relating to the Business (collectively, the "Financing Sources"), (ii) to any Affiliate of Buyer, provided that (x) such Affiliate shall agree with Seller and its permitted assignees or transferees, if any, in writing to assume the Buyer's obligations hereunder and (y) any such assignment to an Affiliate of the Buyer shall not relieve the Buyer from its obligations hereunder or (iii) to any entity to which Buyer, or any assignee or transferee of Buyer, assigns, sells, transfers or otherwise conveys all or substantially all of the assets constituting the Business (a "Partial Assignment"), provided that such acquiring entity agrees with and acknowledges in writing to Seller and its permitted assignees or transferees, if any, that this Agreement shall be binding upon and enforceable against such entity as though such acquiring entity were Buyer and that such entity shall perform all of Buyer's obligations hereunder. Notwithstanding any nonassignment provisions contained in this Section 15, Seller, or any permitted assignee or transferee of Seller, may assign or otherwise transfer some or all of its rights and/or obligations hereunder (i) to any Affiliate of Seller, provided that (x) such Affiliate shall agree with Buyer and its permitted assignees or transferees, if any, in writing to assume the Seller's obligations hereunder and (y) any such assignment to an Affiliate of the Seller shall not relieve the Seller from its obligations hereunder or (ii) to any entity to which Seller, or any assignee or transferee of Buyer, assigns, sells, transfers or otherwise conveys any portion of its business which owns, licenses or uses Business Patents or Business Know How (as each is defined in the Patent and Know How License Agreement), provided that such acquiring entity agrees with and acknowledges in writing to Buyer and its permitted assignees or transferees, if any, that this Agreement shall be binding upon and enforceable against such entity as though such acquiring entity were Seller and that such entity shall perform all of Seller's obligations hereunder. To the extent that assignment and/or transfer of any of the rights, privileges, and/or obligations is permitted, this Agreement shall be binding on, and except as otherwise expressly provided, shall inure to the benefit of, the legal successors, assigns, or representatives of the parties.



16.  NOTICES.
     -------

All communications provided for hereunder shall be in writing and shall be deemed to be given when delivered in person or by private courier with receipt, when telefaxed and received, or three (3) days after being deposited in the United States mail, first-class, registered or certified, return receipt requested, with postage paid and,

     If to Buyer:        Advanced Glassfiber Yarns LLC
                         2556 Wagener Road
                         Aiken, South Carolina  29801
                         Fax:  803-643-1526
                         Attention:  General Manager

     With a copy to:     AGY Holdings, Inc.
                         c/o Glass Holdings Corp.
                         3802 Robert Porcher Way
                         Greensboro, North Carolina  27410
                         Fax:  336-545-7715
                         Attention:  President

     And to:             Jefferson Holdings, Inc.
                         One Owens Corning Parkway
                         Toledo, Ohio  43659
                         Fax:  419-248-8445
                         Attention:  Corporate Secretary

     If to OC:           Owens Corning World Headquarters
                         One Owens Corning Parkway
                         Toledo, Ohio  43659
                         Fax:  419-248-1723
                         Attention:  Law Department

     With a copy to:     Owens Corning World Headquarters
                         One Owens Corning Parkway
                         Toledo, Ohio  43659
                         Fax:  419-248-1723
                         Attention:  Law Department

     or to such other address as any such party shall designate by written notice to the other parties hereto.


17.  MISCELLANEOUS.
     -------------

     17.1.  PARAGRAPH HEADINGS; CONSTRUCTION.  The paragraph headings contained
            --------------------------------
            in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement is a product of negotiation and shall not be construed against either party as the drafter.

     17.2.  SEVERABILITY.  If any provision of this Agreement shall be declared
            ------------
            by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect.

     17.3.  AMENDMENT; WAIVER.  This Agreement may be amended, supplemented or
            -----------------
            otherwise modified only by a written instrument executed by the parties hereto. No waiver by either party of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by the party so waiving. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

     17.4.   SURVIVAL.  The provisions of paragraphs 3.8, 4, 5, 6, 7 and 9
             --------
             through 17 of this Agreement shall survive any termination or expiration hereof.

     17.5.   INDEPENDENT CONTRACTORS.  The parties are independent contractors,
             -----------------------
             and this Agreement does not create a partnership or agency relationship between the parties, or any other relationship between the parties except as expressly set forth herein. Neither party has any right or authority to assume or incur any liability or obligation on behalf of the other party except to such extent as may expressly be set forth herein.

     17.6.   NO THIRD PARTY BENEFICIARIES.  This Agreement is entered into
             ----------------------------
             solely for the benefit of the parties hereto and no person other than the parties hereto, or their permitted successors and assigns, shall be entitled to exercise any right or enforce any obligation thereunder.

     17.7.   CONFIDENTIALITY.  Each party shall maintain in confidence the terms
             --------------
             of this Agreement except as may be otherwise required by law.

     17.8.   LANGUAGE.  This Agreement is to be executed in the English
             --------
             language.

     17.9.   PUBLICITY.  Each of Buyer and Seller agrees not to use the name or
             ---------
             trademarks or logos of the other party or its divisions or affiliates in any publicity, packaging, marketing materials or other promotional activities or materials without the prior written consent of the other party.

     17.10.  CONSENT TO JURISDICTION.  Each of the parties hereto, irrevocably
             -----------------------
             submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York located in the borough of Manhattan in the City of New York, or if such court does not have jurisdiction, the Supreme Court of the State of New York, New York County, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the parties hereto, further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth in paragraph 16 shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of the parties hereto, irrevocably and unconditionally waives any objections to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (a) the United States District Court for the Southern District of New York or (b) the Supreme Court of the State of New York, New York County, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

     17.11.  COUNTERPARTS.  This Agreement may be executed in counterparts, each
             ------------
             of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by persons authorized to bind their respective companies as of the date first above written.

                                    OWENS CORNING



                                    By: /s/ Charles E. Dana
                                       ---------------------------
                                       Name:  Charles E. Dana
                                       Title: Vice President


                                    ADVANCED GLASSFIBER YARNS LLC



                                    By:  /s/ Robert B. Fisher
                                       ---------------------------
                                       Name:  Robert B. Fisher
                                       Title: General Manager